UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-22957 (Commission File Number)	91-1838969 (I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington (Address of principal executive offices)	98660 (Zip Code)

Registrant's telephone number, including area code: (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Directors

        On September 18, 2007, Riverview Community Bank ("Bank"), the wholly-owned subsidiary of Riverview Bancorp, Inc. (the "Company"), entered into new employment agreements with each of Patrick Sheaffer, Ronald A. Wysaske, David A. Dahlstrom and John A. Karas. Messrs. Sheaffer, Wysaske and Dahlstrom currently serve as Chairman and Chief Executive Officer, President and Chief Operating Officer and Executive Vice President and Chief Credit Officer of the Bank, respectively. Mr. Karas serves as Chairman and Chief Executive Officer of Riverview Asset Management Corp. which is a majority owned subsidiary of the Bank. The form of employment agreement is attached hereto as Exhibit 10.1. On that date, the Bank also entered into a Change in Control Agreement with Ronald L. Dobyns the Bank's Senior Vice President and Chief Financial Officer. The form of Change in Control Agreement is attached hereto as Exhibit 10.2.

        The Bank entered into these new agreements to harmonize terms of the agreements among the executives, to conform the existing employment agreements to the requirements of the Internal Revenue Code Section 409A and to generally ensure continuity and stability in the ranks of executive management.

        The employment agreements provide Messrs. Sheaffer, Wysaske, Karas and Dahlstrom with base salaries of $244,337, $210,586, $154,788 and $154,344, respectively. These agreements expire in three years, subject to annual renewal provisions, but do not contain specific terms of employment.

        Each of the employment agreement provides that if the executive's employment is terminated by the Bank without "Cause" or by the executive for "Good Reason" (as defined in each of the employment agreements), the executive would be entitled to receive:

*	the base salary due to the executive for the remaining term of the employment agreement, based on the highest base salary paid to the executive during the previous 12 month period;

*	the prorated portion of his Incentive Compensation (as defined in the employment agreement) based on his annualizing his Incentive Compensation from the prior 12 month period;

*	a cash amount equal to the amount that would have been contributed on the executive's behalf to any Bank sponsored tax-qualified plan during the remainder of the term of the employment agreement;

*	a cash amount equal to the premiums that the Bank would have paid on behalf of executive for life, medical, dental and disability coverage over the remaining term of the employment agreement; and

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*	any bonus earned for the period and not yet paid.

        Each of the employment agreements also provide that if the executive's employment is terminated without Cause or for Good Reason within one year following a "Change in Control" (as defined in each of the agreements), the executive would be entitled to receive the following in lieu of any other severance payments:

*	the severance benefits would be paid in a lump sum and would be equal to 2.99 times the executive's base salary plus an amount equal to the average annual incentive compensation and bonus earned by the executive for the three fiscal years prior to the Change in Control;

*	continued coverage under existing Bank benefit plans for life, medical and disability insurance for a period of three years following the termination of employment or if such coverage is not available a lump sum payment equal to the amount of premiums that the Bank would have paid on behalf of the executive for the three year period; and

*	the employment agreements also contain a provision requiring reduction of any payments that would be deemed to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

        The Change in Control agreement that was entered into with Mr. Dobyns provides for severance benefits that are payable to him only upon a Change in Control with a severance payment equal to 2.99 times his base salary, plus any incentive compensation not yet paid and prorated.

        Each of the agreements with the executives also contain provisions for confidentiality, noncompetition, nonraiding of employees and nonsolicitation of Bank customers for a period of time following termination of employment, as well as disability benefits and require the execution of a release of claims prior to the receipt of severance benefits. The Change in Control Agreement with Mr. Dobyns contains similar restrictions following termination of employment but does not contain a noncompete provision. No benefits are paid under any of the agreements if the executive is terminated for Cause.

        The existing agreements with Messrs Sheaffer, Wysaske, Karas, Dahlstrom and Dobyns were cancelled upon the execution of the new agreements.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Employment Agreement

10.2	Form of Change in Control Agreement

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: September 18, 2007	/s/Patrick Sheaffer Patrick Sheaffer Chairman and Chief Executive Officer (Principal Executive Officer)

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Exhibit 10.1

Form of Employment Agreement

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RIVERVIEW COMMUNITY BANK

EMPLOYMENT AGREEMENT

FOR

_________________________

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i

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ii

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RIVERVIEW COMMUNITY BANK

EMPLOYMENT AGREEMENT
FOR

______________________________

        This EMPLOYMENT AGREEMENT ("Agreement") by and between RIVERVIEW COMMUNITY BANK, a federally chartered savings bank (the "Employer"), which is a subsidiary of Riverview Bancorp, Inc. (the "Company") and ____________ ("Executive"), is dated ______________________, ________ (the "Effective Date").

        1.      Employment. Employer will continue to employ Executive, subject to the terms and conditions set forth in this Agreement. The employment is "at will." Notwithstanding the term of this Agreement, Employer may terminate Executive's employment at any time for any lawful reason or for no reason at all, subject to the provisions of this Agreement.

        2.      Term. The term of this Agreement begins on the Effective Date and continues for three years. Commencing on the first anniversary date, and continuing at each anniversary date thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then remaining term, provided that prior to such anniversary, the Board of Directors explicitly reviews and approves the extension Any decision of the Board of Directors not to extend the Agreement will be based on a formal performance evaluation of Executive, the results of which are to be included in the Board's minutes.

        3.      Position. Executive will serve as ___________________. Executive also agrees to serve, if elected, as an officer and director of the Company or any subsidiary or affiliate of the Company or the Employer. Executive will faithfully and diligently perform the duties that are normal and customary to the position, as well as those duties assigned from time to time by the Board of Directors and/or the Chief Executive Officer.

        4.      Obligations. Executive shall devote Executive's best efforts, energies, and skills to the position and shall not engage in any business or employment activity that is not on Employer's behalf (whether or not pursued for gain or profit), except for (i) activities approved in writing in advance by the Board of Directors and (ii) passive investments that do not involve Executive providing any advice or services to the businesses in which the investments are made. Executive agrees to act in accordance with the laws of the State of Washington and the federal government and pursuant to the general guidelines and directions as established from time to time by Employer. Employer anticipates that Executive will be active in community associations in the Employer's market area.

        5.      Compensation/Benefits

                 5.1      Base Salary. For services performed under this Agreement, Executive's annual base salary as of the Effective Date is $______________ (the "Base Salary"). The Base Salary will be paid in accordance with the Employer's regular payroll schedule. Executive's Base Salary shall be reviewed at least annually and may be increased by Employer in its sole discretion.

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                 5.2      Incentive Compensation. In addition to the Base Salary, Executive will participate in the Bank's Salary at Risk Bonus Program and any successor plans incentive compensation plans ("Incentive Compensation").

                 5.3      Other Benefits. During the term of this Agreement, Executive shall be entitled to receive all employee benefits Employer provides to its employees generally.

                 5.4      Reimbursable Expenses. Executive is authorized to receive reimbursement for reasonable expenses incurred in performing Executive's duties and in promoting the business of Employer, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established from time to time by Employer.

                 5.5      Vacation. Executive shall be entitled to paid vacation according to the Employer's Personnel Policy Manual.

                 5.6      Indemnification. Employer shall provide Executive (including Executive's heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and Executive's heirs, executors and administrators) to the fullest extent permitted under law against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding in which Executive may be involved by reason of having been a director or officer of Employer or the Company (whether or not Executive continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgment, court costs and attorneys' fees and the cost of reasonable settlements.

        6.      Definitions

                 6.1      "Cause". Cause for termination of employment means the occurrence of any one or more of the following:

                           (a)      Willful misfeasance, gross negligence, conduct involving dishonesty, or a material breach of a fiduciary duty in the performance of Executive's duties, as reasonably determined by the Board of Directors;

                           (b)      Conviction of any felony or of any crime in connection with Executive's duties;

                           (c)      Conduct significantly harmful to Employer, as reasonably determined by the Board of Directors, including but not limited to public disparagement of Employer or any affiliate of Employer, intentional violation of law or of any significant policy or procedure of the Employer;

                           (d)      Refusal or failure to act in accordance with a stipulation, requirement directive of the Board of Directors or the Chief Executive Officer (provided such directive is lawful);

                           (e)      Removal of Executive from office or permanent prohibition of Executive from participating in the conduct of Employer's affairs by an order issued by a bank regulatory authority; or

                           (f)      Chronic drug or alcohol abuse as reasonably determined by the Board of Directors.

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        Whether any of the foregoing have occurred to give rise to Employer's right to terminate Executive for Cause shall be determined by the Board of Directors after a meeting held for such purpose, at which Executive has been provided an opportunity, together with Executive's counsel, to be heard by the Board. Executive shall be given at least 48 hours written notice prior to the meeting.

                6.2    "Good Reason". Good Reason for Executive's resignation means any one or more of the following occurs without Executive's consent:

                           (a)      Reduction of Executive's Base Salary;

                           (b)      A material reduction in Executive's opportunity to receive incentive based compensation compared to the opportunity under the Salary at Risk Bonus Program or such other incentive based compensation program in effect immediately prior to the Change in Control;

                           (c)      A material reduction in the benefits and perquisites to Executive from those being provided as of the Effective Date of this Agreement, unless such reduction applies generally to all executive officers;

                           (d)      A relocation or transfer of Executive's principal place of employment that would require Executive to commute on a regular basis more than 15 miles each way from the main business office of Employer as of the date of this Agreement

                           (e)      A change in Executive's position of employment such that the Executive's functions, duties or responsibilities are materially changed and as a result of such change are inappropriate in light of Executive's position prior to the change, Executive's previous employment experience, and Executive's career development.

To resign for "Good Reason," Executive must have given Employer written notice of the circumstances giving rise to Executive's resignation for Good Reason at least seven (7) days prior to such resignation and Employer shall not have taken action to remove the Good Reason circumstances.

                 6.3      "Change in Control" means:

                           (a)      the Company merges or consolidates with another corporation and as a result, less than 51% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of the Company's voting securities immediately before the merger or consolidation;

                           (b)      any person, entity, or group of persons or entities, other than through merger or consolidation, acquires a majority of the Company's outstanding common stock or substantially all of the Company's assets; or

                           (c)      the membership of the Company's board of directors changes as the result of a contested election, such that individuals who were directors at the beginning of any 24 month period (whether commencing before or after the Effective Date) do not constitute a majority of the board at the end of such period.

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        7.      Effect of Termination. Upon termination of Executive's employment, Executive will receive payments for all Base Salary and benefits accrued as of the date of Executive's termination, which shall be paid in accordance with applicable law. All further compensation and benefits shall terminate as of the date of termination, except as otherwise provided in this Agreement.

                 7.1      For Cause or Without Good Reason. If Executive's employment is terminated by Employer for Cause or by Executive without Good Reason, Executive will have no right to receive compensation or other benefits for periods after the date of termination under this Section and will have no right to any unpaid incentive compensation.

                 7.2      Without Cause or For Good Reason. If Executive's employment is terminated by Employer without Cause or by Executive with Good Reason, Employer will pay Executive (or in the event of Executive's subsequent death, Executive's beneficiaries or estate) a severance benefit, subject to Section 8 and subject to statutory payroll deductions, in an aggregate amount equal to the sum of the following: (a) Base Salary due to Executive for the remaining term of this Agreement, based on the highest Base Salary paid to Executive in the preceding twelve months; (b) prorated Incentive Compensation for the remaining term, based on annualized Incentive compensation equal to the Incentive Compensation earned by Executive during the preceding 12 month period; (c) cash amount equal to employer contributions that would have been made on Executive's behalf over the remaining term of this Agreement to any tax-qualified retirement plan sponsored by Employer, based on contribution amounts for the year most recently ended prior to termination; (d) cash amount equal to the premiums that the Employer would have paid on Executive's behalf for life, medical, dental and disability coverage over the remaining term, based on the premium amounts as of the date of termination of employment; and (e) any bonus earned for a prior performance period but not yet paid (the "Severance Benefit"). The Severance Benefit will be paid in substantially equal monthly installments over the remaining term of this Agreement. Notwithstanding the foregoing, if the Severance Benefit is subject to Section 409A of the Internal Revenue Code (the "Code") and Executive is deemed to be a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the Severance Benefit shall be delayed for six (6) months following Executive's termination of employment and the first installment payment shall be made in the seventh month following termination of employment and shall equal the aggregate installment payments Executive would have received during the first six months plus the payment Executive is otherwise entitled to receive for the seventh month, if any.

                 7.3      Change in Control.

                           (a)      Benefit Circumstances. Executive will be entitled to a Change in Control Benefit (defined below), subject to Section 8 below, in lieu of any other severance benefit provided herein, if there is a Change of Control and within one year following the effective date of such Change of Control, Employer terminates Executive's employment without Cause or Executive terminates Executive's employment for Good Reason.

                           (b)      Change in Control Benefit. The "Change in Control Benefit" equals 2.99 times the sum of (i) Executive's base salary in effect immediately prior to a Change in Control, plus (ii) an amount equal to the average annual incentive compensation and bonus earned by Executive for the three fiscal years preceding the Change in Control, subject to any reduction as required under Section 8 below and subject to statutory payroll deductions. The Change in Control Benefit will be paid in a lump sum within 10 days of termination of Executive's employment. Notwithstanding the foregoing, if the Change in Control Benefit is subject to Section 409A of the Code and Executive is deemed to be a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, the lump-sum payment will not be made until the seventh month following termination of employment. In addition to the foregoing, Employer shall provide continued coverage under existing Employer benefit plans for life,

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medical and disability insurance for a period of three years following a termination of employment that entitles Executive to the Change in Control benefit under this Section 7.3.; provided, however, that if Employer benefit plans do not permit continued participation by Executive following termination of employment, Employer shall include in the lump-sum payment of the Change in Control Benefit an amount equal to the premiums (estimated in good faith by Employer) that Employer would have paid under such benefit plans for Executive's continued participation for a three-year period.

                 7.4      Disability. If Executive shall become disabled as defined in Employer's then current disability plan (or, if no such plan is then in effect, if Executive is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code as determined by a physician designated by Employer), Executive's employment will terminate and the Employer will pay Executive, as disability pay and in lieu of any other severance benefit hereunder, a bi-weekly rate equal to three-quarters (3/4) of Executive's bi-weekly rate of Base Salary. These disability payments shall commence on the effective date of Executive's termination for disability and will end on the earlier of (i) Executive's full-time employment with another employer; (ii) Executive's death; or (iii) expiration of the term of this Agreement (the "Disability Payment Period"). The disability pay shall be reduced by the amount, if any, paid to Executive under any plan of the Bank providing disability benefits to Executive or any compensation paid to Executive as a result of subsequent reemployment of Executive by Employer during the remaining term of this Agreement. During the Disability Payment Period, Employer will, if possible, continue Executive's life, medical, dental, and disability coverage on the policies in existence prior to Executive's termination for disability. If Employer is unable to continue the policy coverage, Employer will pay Executive a cash amount equal to the premiums that Employer would have paid for such coverage for the remainder of the Disability Payment Period, based on the premium amounts paid immediately prior to termination of the insurance coverage.

        8.      Limitations on Severance Benefits.

                 8.1      Release of Claims. Executive's receipt of the Severance Benefit under Section 7.2 or the Change in Control Benefit under Section 7.3 is conditioned on Executive having executed the Separation Agreement in substantially the form attached hereto as Exhibit A and the revocation period having expired without Executive having revoked the Separation Agreement. Receipt and continued receipt of the Severance Benefit or Change in Control Benefit, as appropriate, is further conditioned on Executive not being in violation of any material term of this Agreement or in violation of any material term of the Separation Agreement.

                 8.2      "Excess Parachute Payment" Restrictions. If the benefits under Section 7.3, either alone or together with other payments to which Executive is entitled to receive from Employer in connection with a Change in Control, would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such payments shall be reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Section 4999 of the Code. The determination of the amount of any reduction in benefits pursuant to the foregoing provisions, shall be made by mutual agreement of Employer and Executive or if no agreement is possible, by Employer's accountants. Without limiting the foregoing, Executive may, to the extent possible and in Executive's sole discretion, choose from among the payments or benefits subject to limitation under this Section 8.2 which payments or benefits shall be reduced.

                 8.3      Regulatory Limitation. Notwithstanding any other provision in this Agreement, Employer shall make no payment of any benefit provided for herein to the extent that such payment would be prohibited by applicable banking regulations or any regulatory order. If such payment is so prohibited, Employer shall use its best efforts to secure the consent of the banking regulator to make such payments in the highest amount permissible, up to the amount provided for in this Agreement.

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        9.      Restrictive Covenants.

                 9.1      Confidential Information. Executive acknowledges that in the course of Executive's employment, Executive will have or obtain knowledge of confidential information and other secrets concerning Employer and its business, plans and strategies, its actual and prospective customers, and other matters which are valuable to Employer and which Employer does not want disclosed ("Confidential Information"). Executive will not during and after the Term, disclose to any other person or entity any Confidential Information concerning Employer, its business operations or customers, or use for his own purposes or permit or assist others in the use of such confidential information, unless (i) the Board of Directors consents to the use or disclosure of the information, (ii) the use or disclosure is consistent with Executive's duties under this Agreement, or (iii) disclosure is required by law or court order.

                 9.2      Noncompetition. In the event of (i) termination of Executive's employment without Cause, as defined in Section 6.1, or resignation by Executive for Good Reason as defined in Section 6.2, and (ii) Executive is, at the time of such termination or resignation, entitled to receive any severance benefit pursuant to Section 7.2, Executive agrees not to "compete" with Employer or the Company, for such time following such termination as Executive continues to be entitled to any such severance benefit, in any city, town, or county in which the Employer or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination. The term "compete" means working for or advising, consulting or otherwise servicing with, directly or indirectly, an entity whose business materially competes with the depository, lending or other business activities of Employer or the Company.

                 9.3      Nonsolicitation. During employment and for a period of 12 months following termination of Executive's employment for any reason whatsoever, Executive will not solicit any customer of Employer or of any of Employer's subsidiaries for services or products then provided by Employer or any of its subsidiaries. For purpose of this Section, "customers" are defined as (i) all customers serviced by Employer or any of Employer's subsidiaries at any time within 12 months before termination of Executive's employment, (ii) all customers and potential customers whom Employer or Employer's subsidiaries, with the knowledge or participation of Executive, actively solicited at any time during 12 months before termination of Executive's employment, and (iii) all successors, owners, directors, partners and management personnel of the customers described in (i) or (ii).

                 9.4      Nonraiding of Employees. Executive recognizes that the Employer's workforce is a vital part of its business; therefore, Executive agrees that for 12 months following termination of Executive's employment for any reason whatsoever, Executive will not directly or indirectly recruit or solicit any Employee (as defined below) to leave his or her employment with Employer or any of Employer's subsidiaries. Without limiting the foregoing, this includes that Executive will not (i) disclose to any third party the names, backgrounds, or qualifications of any of the Employees or otherwise identify them as potential candidates for employment, or (ii) personally or through any other person approach, recruit, interview or otherwise solicit Employees to work for any other employer. For purposes of this Section, "Employees" means all employees working for Employer or any of Employer's subsidiaries at the time of termination of Executive's employment.

                 9.5      Injunctive Relief. Executive acknowledges that it is impossible to measure in money the damages that will accrue to Employer if Executive fails to observe the covenants in this Section 9 (the "Restrictive Covenants"); therefore, the Restrictive Covenants may be enforced by an action at law for damages and by an injunction or other equitable remedies to prohibit the restricted activity. Executive hereby waives the claim or defense that an adequate remedy at law is available to Employer. Nothing set forth herein shall prohibit Employer from pursuing all remedies available to it.

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                 9.6      Reasonableness. The parties agree that this Agreement in its entirety, and in particular the Restrictive Covenants, are reasonable both as to time and scope. The parties additionally agree (i) that the Restrictive Covenants are necessary for the protection of Employer's business and goodwill; (ii) that the Restrictive Covenants are not any greater than are reasonably necessary to secure Employer's business and goodwill; and (iii) that the degree of injury to the public due to the loss of the service and skill of Executive or the restrictions placed upon Executive's opportunity to make a living with Executive's skills upon enforcement of said restraints, does not and will not warrant non-enforcement of said restraints. The parties agree that if the scope of the Restrictive Covenants is adjudged too broad to be capable of enforcement, then the parties authorize said court or arbitrator to narrow the Restrictive Covenants so as to make them capable of enforcement, given all relevant circumstances, and to enforce the same.

                 9.7      Survival. This Section 9 shall survive the termination of this Agreement.

        10.      Creative Work. Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by Executive during employment with Employer, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by Employer. Executive hereby assigns to Employer all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

        11.      Return of Bank Property. If and when Executive ceases for any reason to be employed by Employer, Executive must return to Employer all keys, pass cards, identification cards and any other property of Employer, and disclose all computer user identifications and passwords used by Executive in the course of employment or necessary for accessing information on Employer's computer system. At the same time, Executive also must return to Employer all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of Employer. The obligations in this paragraph include the return of documents and other materials that may be in Executive's desk at work, Executive's car or place of residence, or in any other location under Executive's control.

        12.      Dispute Resolution.

                 12.1      Arbitration. The parties agree to submit any dispute arising under this Agreement to final, binding, private arbitration in Vancouver, Washington. The disputes subject to arbitration include not only disputes involving the meaning or performance of the Agreement, but disputes about its negotiation, drafting, or execution. The dispute will be determined by a single arbitrator and governed by then-existing rules of arbitration procedure in Clark County Superior Court except as set forth herein. Instead of filing a civil complaint in Clark County Superior Court, a party will commence the arbitration process by noticing the other party. The parties will choose an arbitrator who specializes in employment conflicts from the arbitration list for Clark County Superior Court. If the parties are unable to agree on an arbitrator within ten (10) days of receipt of the list of arbitrators, each party will select one attorney from the list, and those two attorneys shall select the arbitrator from the list (with each of the two selecting attorneys then concluding their services and each being compensated by the party selecting each attorney, subject to recovery of such fees under Section 12.2). The arbitrator may charge his or her standard arbitration fees rather than the fees prescribed in Clark County Superior Court arbitration procedures. The arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for attorneys' fees, costs and expenses

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in accordance with Section 12.2. There shall be no right of review in court. The arbitrator's award may be reduced to final judgment or decree in Clark County Superior Court.

                 12.2      Expenses/Attorneys' Fees. The prevailing party shall be awarded all costs and expenses of the proceeding, including but not limited to, attorneys' fees, filing and service fees, witness fees and arbitrator's fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the "prevailing party" and the amount of costs and expenses to be awarded.

        13.      Miscellaneous.

                 13.1      Notices. Any notice to be delivered under this Agreement shall be given in writing and shall be deemed delivered when received or three days after mailing, by certified mail, postage prepaid, addressed to the Company's principal executive office or to Executive at his last known address on the records of the Company, if mailed. Either party may designate an address for notices by written notice to the other.

                 13.2      Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington.

                 13.3      Waiver/Amendment. This Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                 13.4      Severability. If any provision of this Agreement shall be held by a court or arbitrator to be invalid or unenforceable, the remaining provisions shall continue to be fully effective. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law. The unenforceability of any provision in this Agreement in any jurisdiction shall not affect the enforceability of any provision of this Agreement in any other jurisdiction.

                 13.5      Entire Agreement. This Agreement represents the entire employment agreement between the parties regarding the subject matter hereof and together with Employer's Personnel Policy Manual governs the terms of Executive's employment. Where there is a conflict between this Agreement and the Personnel Policy Manual, the terms of this Agreement shall govern. This Agreement supersedes any other prior oral or written employment agreement between the parties on the subject matter hereof. This Agreement does not supersede any incentive compensation agreement (including stock option agreements) entered into separately by the parties to this Agreement.

                 13.6      IRC Section 409A. If Employer or Executive believe, at any time, that this Agreement does not comply with Section 409A, it will promptly advise the other party and will negotiate reasonably and in good faith to amend the terms of the Agreement, with the most limited possible economic effect on Employer and Executive, such that it complies.

                 13.7      Assignment. Executive shall not assign or transfer any of Executive's rights pursuant to this Agreement, wholly or partially, to any other person or to delegate the performance of its duties under the terms of this Agreement. Upon Executive's death, Executive's rights under this agreement shall inure to Executive's heirs, executors, administrators or personal representatives. The rights and obligations of Employer under this Agreement shall inure to the benefit of and be binding in

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each and every respect upon the direct and indirect successors and assigns of Employer, regardless of the manner in which the successors or assigns succeed to the interests or assets of Employer. This Agreement shall not be terminated by the voluntary or involuntary dissolution of Employer, by any merger, consolidation or acquisition where Employer is not the surviving corporation, by any transfer of all or substantially all of Employer's assets, or by any other change in Employer's structure or the manner in which Employer's business or assets are held. Executive's employment shall not be deemed terminated upon the occurrence of one of the foregoing events. In the event of any merger, consolidation or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation to which the assets are transferred

                 13.8      Survival. If any benefits provided to Executive under this Agreement are still owed or claims under the Agreement are still pending, at the time of termination of this Agreement, this Agreement shall continue in force with respect to those obligations or claims, until such benefits are paid in full or claims are resolved in full. The Restrictive Covenants and dispute resolution provisions of this Agreement shall survive the termination of this Agreement, and shall be enforceable regardless of any claim Executive may have against Employer.

                 13.9      Additional Provisions.

                 (a)      If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(3) and (g)(1), the Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (i) pay the Executive all or part of the payments under this Agreement that were withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                 (b)      If the Executive is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                 (c)      If the Employer is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                 (d)      All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Employer: (1) by the Director of the OTS (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

                 (e)      Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

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        14.      ADVICE OF COUNSEL. Executive acknowledges that, in executing this Agreement, Executive has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party be reason of the drafting or preparation hereof.

        IN WITNESS WHEREOF, the parties have signed this Agreement effective on the day and year first above written.

        EXECUTIVE:

        ______________________________________

        RIVERVIEW COMMUNITY BANK

        By:  _______________________________________

        Name: _____________________________________

        Its: ________________________________________

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Exhibit A

EMPLOYMENT SEPARATION AGREEMENT AND RELEASE OF CLAIMS

        This is a confidential agreement (this "Separation Agreement") between you, _________________, and us, Riverview Community Bank ("Riverview"). This Separation Agreement is dated for reference purposes _____________, 20___, which is the date we delivered this Separation Agreement to you for your consideration.

        1.      Termination of Employment. Your employment terminates [or was terminated] on _______________, 20___ (the "Separation Date").

        2.      Payments. In exchange for your agreeing to the release of claims and other terms in this Separation Agreement, we will pay you the Severance Benefit specified in Section 7.2 or the Change in Control Benefit in Section 7.3, as appropriate, of the Employment Agreement between you and Employer dated __________________ (the "Employment Agreement"), which is incorporated herein by reference. Such provisions of the Employment Agreement are incorporated herein by reference. You acknowledge that we are not obligated to make these payments to you unless you comply with the noncompetition provision in Section 9.2 of the Employment Agreement and otherwise comply with the material terms of the Employment Agreement and of this Separation Agreement.

        3.      COBRA Continuation Coverage. Your normal employee participation in Riverview's group health coverage will terminate on the Separation Date. Continuation of group health coverage thereafter will be made available to you and your dependents pursuant to federal law (COBRA). Continuation of group health coverage after the Separation Date is entirely at your expense, as provided under COBRA.

        4.      Termination of Benefits. Except as provided in Section 3 above, your participation in all employee benefit plans and programs ended on the Separation Date. Your rights under any benefit or other plans in which you may have participated will be determined in accordance with the written plan documents governing those plans.

        5.      Full Payment. You acknowledge having received full payment of all compensation of any kind (including wages, salary, paid time off, sick leave, commissions, bonuses and incentive compensation) that you earned as a result of your employment by us.

        6.      No Further Compensation. Any and all agreements to pay you bonuses or other incentive compensation are terminated. You understand and agree that you have no right to receive any further payments for bonuses or other incentive compensation. We owe no further compensation or benefits of any kind, except as described in Section 2 above.

        7.      Release of Claims.

        (a)      You hereby release (i) Riverview and its parent, subsidiaries, affiliates, and benefit plans (each, including Riverview, an "Riverview Affiliate") (ii) each of the Riverview Affiliates' past and present shareholders, executives, directors, officers, agents, employees, representatives, administrators, fiduciaries and attorneys, and (iii) the predecessors, successors, transferees and assigns of each of such persons and entities, from any and all claims of any kind, known or unknown, that arose on or before the date you signed this Separation Agreement.

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        (b)      The claims you are releasing include, without limitation, claims of wrongful termination, claims of constructive discharge, claims arising out of employment agreements, representations or policies related to your employment, claims arising under federal, state or local laws or ordinances prohibiting discrimination or harassment or requiring accommodation on the basis of age, race, color, national origin, religion, sex, disability, marital status, sexual orientation or any other status, claims of failure to accommodate a disability or religious practice, claims for violation of public policy, claims of retaliation, claims of failure to assist you in applying for future position openings, claims of failure to hire you for future position openings, claims for wages or compensation of any kind (including overtime claims), claims of tortious interference with contract or expectancy, claims of fraud or negligent misrepresentation, claims of breach of privacy, defamation claims, claims of intentional or negligent infliction of emotional distress, claims of unfair labor practices, claims arising out of any claimed right to stock or stock options or other equity interests, claims for attorneys' fees or costs, and any other claims that are based on any legal obligations that arise out of or are related to your employment relationship with us.

        (c)      You specifically waive any rights or claims that you may have under Title 49 of the Revised Code of Washington, the Civil Rights Act of 1964 (including Title VII of that Act), the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 (ADEA), the Americans with Disabilities Act of 1990 (ADA), the Fair Labor Standards Act of 1938 (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), and all similar federal, state and local laws.

        (d)      You agree not to seek any personal recovery (of money damages, injunctive relief or otherwise) for the claims you are releasing in this Separation Agreement, either through any complaint to any governmental agency or otherwise. You agree never to start any lawsuit or arbitration asserting any of the claims you are releasing in this Separation Agreement. You represent and warrant that you have not initiated any complaint, charge, lawsuit or arbitration involving any of the claims you are releasing in this Separation Agreement. Should you apply for future employment with a Riverview Affiliate, the Riverview Affiliate has no obligation to consider you for future employment.

        (e)      You represent and warrant that you have all necessary authority to enter into this Separation Agreement (including, if you are married, on behalf of your marital community) and that you have not transferred any interest in any claims to your spouse or to any third party.

        (f)      This Separation Agreement does not affect your rights arising under benefit plans through the date of separation or thereafter under the terms of those plans or bylaws, if any, to receive pension plan benefits, medical plan benefits, unemployment compensation benefits or workers' compensation benefits. This Separation Agreement also does not affect your rights, if any, under agreements, bylaw provisions, insurance or otherwise, to be indemnified, defended or held harmless in connection with claims that may be asserted against you by third parties.

        (g)      You understand that you are releasing potentially unknown claims, and that you have limited knowledge with respect to some of the claims being released. You acknowledge that there is a risk that, after signing this Separation Agreement, you may learn information that might have affected your decision to enter into this Separation Agreement. You assume this risk and all other risks of any mistake in entering into this Separation Agreement. You agree that this release is fairly and knowingly made.

        (h)      You are giving up all rights and claims of any kind, known or unknown, except for the rights specifically given to you in this Separation Agreement.

        8.      No Admission of Liability. Neither this Separation Agreement nor the payments made under

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this Separation Agreement are an admission of liability or wrongdoing by any Riverview Affiliate.

        9.      Riverview Materials. You represent and warrant that you have, or no later than the Separation Date will have, returned all keys, credit cards, documents and other materials that belong to us, and disclosed all computer user identifications and passwords used by you in the course of your employment or necessary for accessing information on our computer system, in accordance with Section 11 of the Employment Agreement, which is incorporated herein by reference.

        10.     Nondisclosure Agreement. You will comply with the covenant regarding confidential information in Section 9.1 of the Employment Agreement, which covenant is incorporated herein by reference.

        11.     No Disparagement. You may not disparage any Riverview Affiliate or its business or products, and may not encourage any third parties to sue a Riverview Affiliate.

        12.     Cooperation Regarding Other Claims. If any claim is asserted by or against an Riverview Affiliate as to which you have relevant knowledge, you will reasonably cooperate with us in the prosecution or defense of that claim, including by providing truthful information and testimony as reasonably requested by us.

        13.     Noncompetition; Nonsolicitation; No interference. You will comply with Sections 9.2, 9.3, and 9.4 of the Employment Agreement, incorporated herein by reference, and Riverview will have the right to enforce those provisions under the terms of Section 9.5 of the Employment Agreement, incorporated herein by reference. Following the expiration of the respective covenants, you will not, apart from good faith competition, interfere with any Riverview Affiliate's relationships with customers, employees, vendors, or others.

        14.      Independent Legal Counsel. You are advised and encouraged to consult with an attorney before signing this Separation Agreement. You acknowledge that you have had an adequate opportunity to do so.

        15.      Consideration Period. You have 21 days from the date this Separation Agreement is given to you to consider this Separation Agreement before signing it. You may use as much or as little of this 21-day period as you wish before signing. If you do not sign and return this Separation Agreement within this 21-day period, you will not be eligible to receive the benefits described in this Separation Agreement.

        16.      Revocation Period and Effective Date. You have 7 calendar days after signing this Separation Agreement to revoke it. To revoke this Separation Agreement after signing it, you must deliver a written notice of revocation to Riverview's President before the 7-day period expires. This Separation Agreement shall not become effective until the 8th calendar day after you sign it. If you revoke this Separation Agreement it will not become effective or enforceable and you will not be entitled to the benefits described in this Separation Agreement.

        17.      Governing Law. This Separation Agreement is governed by the laws of the State of Washington that apply to contracts executed and to be performed entirely within the State of Washington.

        18.      Dispute Resolution.

        (a)      Arbitration. The parties agree to submit any dispute arising under this Agreement to final, binding, private arbitration in Vancouver, Washington. The disputes subject to arbitration include not only

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disputes involving the meaning or performance of the Agreement, but disputes about its negotiation, drafting, or execution. The dispute will be determined by a single arbitrator and governed by then-existing rules of arbitration procedure in Clark County Superior Court except as set forth herein. Instead of filing a civil complaint in Clark County Superior Court, a party will commence the arbitration process by noticing the other party. The parties will choose an arbitrator who specializes in employment conflicts from the arbitration list for Clark County Superior Court. If the parties are unable to agree on an arbitrator within ten (10) days of receipt of the list of arbitrators, each party will select one attorney from the list, and those two attorneys shall select the arbitrator from the list (with each of the two selecting attorneys then concluding their services and each being compensated by the party selecting each attorney, subject to recovery of such fees under Section 18(b)). The arbitrator may charge his or her standard arbitration fees rather than the fees prescribed in Clark County Superior Court arbitration procedures. The arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for attorneys' fees, costs and expenses in accordance with Section 18(b). There shall be no right of review in court. The arbitrator's award may be reduced to final judgment or decree in Clark County Superior Court.

        (b)      Expenses/Attorneys' Fees. The prevailing party shall be awarded all costs and expenses of the proceeding, including but not limited to, attorneys' fees, filing and service fees, witness fees and arbitrator's fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the "prevailing party" and the amount of costs and expenses to be awarded.

        19.     Saving Provision. If any part of this Separation Agreement is held to be unenforceable, it shall not affect any other part. If any part of this Separation Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.

        20.     Final and Complete Agreement. Except for the Employment Agreement to the extent it is expressly incorporated herein by reference, this Separation Agreement is the final and complete expression of all agreements between us on all subjects and supersedes and replaces all prior discussions, representations, agreements, policies and practices. You acknowledge you are not signing this Separation Agreement relying on anything not set out herein.

Riverview Community Bank

By: ____________________________________
Title:___________________________________

I, the undersigned, having been advised to consult with an attorney, hereby agree to be bound by this Separation Agreement and confirm that I have read and understood each part of it.

_________________________________________

_________________________________________
Printed Name

_________________________________________
Date

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Exhibit 10.2

Form of Change in Control Agreement


RIVERVIEW COMMUNITY BANK

CHANGE IN CONTROL AGREEMENT

FOR

_________________________


RIVERVIEW COMMUNITY BANK

CHANGE IN CONTROL AGREEMENT

FOR

__________________________

        This CHANGE IN CONTROL AGREEMENT ("Agreement") by and between RIVERVIEW COMMUNITY BANK, a federally chartered savings bank (the "Employer"), which is a subsidiary of Riverview Bancorp, Inc. (the "Company") and ____________ ("Executive"), is dated ______________________, ________ (the "Effective Date").

        1.         Term. The term of this Agreement begins on the Effective Date and continues for three years. Commencing on the first anniversary date, and continuing at each anniversary date thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then remaining term, provided that prior to such anniversary, the Board of Directors explicitly reviews and approves the extension.

        2.         Definitions.

                    2.1         "Cause". Cause for termination of employment means the occurrence of any one or more of the following:

                                (a)         Willful misfeasance, gross negligence, conduct involving dishonesty, or a material breach of a fiduciary duty in the performance of Executive's duties, as reasonably determined by the Board of Directors;

                                  (b)         Conviction of any felony or of any crime in connection with Executive's duties;

                                 (c)        Conduct significantly harmful to Employer, as reasonably determined by the Board of Directors, including but not limited to intentional violation of law or of any significant policy or procedure of the Employer;

                                 (d)         Refusal or failure to act in accordance with a stipulation, requirement, directive of the Board of Directors or the Chief Executive Officer (provided such directive is lawful);

                                 (e)         Removal of Executive from office or permanent prohibition of Executive from participating in the conduct of Employer's affairs by an order issued by a bank regulatory authority; or

                                 (f)          Chronic drug or alcohol abuse as reasonably determined by the Board of Directors.

Whether any of the foregoing have occurred to give rise to Employer's right to terminate Executive for Cause shall be determined by the Board of Directors after a meeting held for such purpose, at which Executive has been provided an opportunity, together with Executive's counsel, to be heard by the Board. Executive shall be given at least five business days' written notice prior to the meeting.

                    2.2         "Good Reason". Good Reason for Executive's resignation means any one or more of the following occurs without Executive's consent:

                                 (a)         Reduction of Executive's Base Salary;

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                                (b)         A material reduction in Executive's opportunity to receive incentive based compensation compared to the opportunity under the Salary at Risk Bonus Program or such other incentive based compensation program in effect immediately prior to the Change in Control;

                                (c)         A material reduction in the benefits and perquisites to Executive from those being provided as of the Effective Date of this Agreement, unless such reduction applies generally to all executive officers;

                                (d)        A relocation or transfer of Executive's principal place of employment that would require Executive to commute on a regular basis more than 15 miles each way from the main business office of Employer as of the date of this Agreement; or

                                (e)       A change in Executive's position of employment such that the Executive's functions, duties or responsibilities are materially changed and as a result of such change are inappropriate in light of Executive's position prior to the change, Executive's previous employment experience, and Executive's career development.

To resign for "Good Reason," Executive must have given Employer written notice of the circumstances giving rise to Executive's resignation for Good Reason at least seven (7) days prior to such resignation and Employer shall not have taken action to remove the Good Reason circumstances.

                    2.3         "Change in Control" means:

                                (a)         the Company merges or consolidates with another corporation and as a result, less than 51% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of the Company's voting securities immediately before the merger or consolidation;

                                (b)         any person, entity, or group of persons or entities, other than through merger or consolidation, acquires a majority of the Company's outstanding common stock or substantially all of the Company's assets; or

                                (c)         the membership of the Company's board of directors changes as the result of a contested election, such that individuals who were directors at the beginning of any 24 month period (whether commencing before or after the Effective Date) do not constitute a majority of the board at the end of such period.

        3.     Change of Control Benefits.

                3.1         Benefit Amount. In the event Executive's employment with Employer is terminated by Employer without Cause or is terminated by Executive with Good Reason within 12 months after the effective date of a Change in Control, Employer shall pay Executive a severance benefit equal to (i) ____ months of Executive's monthly base salary (based on the higher of Executive's base salary as of the Change in Control or as of the date of termination of employment), (ii) any incentive compensation (i.e. Salary At Risk Program) not yet paid based on a fiscal year ended, and (iii) prorated incentive compensation for the fiscal year in which the termination occurs based on performance through the month ended prior to the date of termination (the "Change in Control Benefit"). The Change in Control Benefit shall be subject to any reduction as required under Section 4 below and subject to statutory payroll deductions.

                3.2         Additional Benefits. In the event Executive's employment with Employer is terminated by Employer without Cause or is terminated by Executive with Good Reason within 12 months after the effective date of a Change in Control, Employer shall provide continued coverage under existing Employer benefit plans for life, medical and disability insurance for a period of three years following a termination of employment that entitles Executive to the Change in Control benefit under this Section 3.1.; provided, however, that if Employer benefit plans do not permit continued participation by Executive

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following termination of employment, Employer shall include in the lump-sum payment of the Change in Control Benefit under Section 3.2 an amount equal to the premiums (estimated in good faith by Employer) that Employer would have paid under such benefit plans for Executive's continued participation for a three-year period.

              3.3     Payment of Benefit. The Change in Control Benefit will be paid in a lump sum within 10 days of termination of Executive's employment. Notwithstanding the foregoing, if the Change in Control Benefit is subject to Section 409A of the Code and Executive is deemed to be a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, the lump sum payment will not be made until the seventh month following termination of employment.

               3.4     Only Benefit. Executive acknowledges that Executive is not entitled to participate in any severance or change in control benefit policy generally provided to Employer's employees.

        4.     Limitations on Severance Benefits.

                4.1     Release of Claims. Executive's receipt of the Change in Control Benefit under Section 3 is conditioned on Executive having executed the Separation Agreement in substantially the form attached hereto as Exhibit A and the revocation period having expired without Executive having revoked the Separation Agreement. Receipt and continued receipt of the Severance Benefit or Change in Control Benefit, as appropriate, is further conditioned on Executive not being in violation of any material term of this Agreement or in violation of any material term of the Separation Agreement.

              4.2     "Excess Parachute Payment" Restrictions. If the benefits under Section 3, either alone or together with other payments to which Executive is entitled to receive from Employer in connection with a Change in Control, would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such benefits shall be reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Section 4999 of the Code. The determination of the amount of any reduction in the benefits pursuant to the foregoing provisions, shall be made by mutual agreement of Employer and Executive or if no agreement is possible, by Employer's accountants. Without limiting the foregoing, Executive may, to the extent possible and in Executive's sole discretion, choose from among the payments or benefits subject to limitation under this Section 8.2 which payments or benefits shall be reduced.

             4.3     Regulatory Limitation. Notwithstanding any other provision in this Agreement, Employer shall make no payment of any benefit provided for herein to the extent that such payment would be prohibited by applicable banking regulations or any regulatory order. If such payment is so prohibited, Employer shall use its best efforts to secure the consent of the banking regulator to make such payments in the highest amount permissible, up to the amount provided for in this Agreement.

       5.    Restrictive Covenants

             5.1    Confidential Information. Executive acknowledges that in the course of Executive's employment, Executive will have or obtain knowledge of confidential information and other secrets concerning Employer and its business, plans and strategies, its actual and prospective customers, and other matters which are valuable to Employer and which Employer does not want disclosed ("Confidential Information"). Executive will not during and after the Term, disclose to any other person or entity any Confidential Information concerning Employer, its business operations or customers, or use for his own purposes or permit or assist others in the use of such confidential information, unless (i) the Board of Directors consents to the use or disclosure of the information, (ii) the use or disclosure is consistent with Executive's duties under this Agreement, or (iii) disclosure is required by law or court order.

            5.2     Nonsolicitation. During employment and for a period of 12 months following termination (whether voluntary or not) of Executive's employment, Executive will not solicit any customer

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of Employer or of any of Employer's subsidiaries for services or products then provided by Employer or any of its subsidiaries. For purpose of this Section, "customers" are defined as (i) all customers serviced by Employer or any of Employer's subsidiaries at any time within 12 months before termination of Executive's employment, (ii) all customers and potential customers whom Employer or Employer's subsidiaries, with the knowledge or participation of Executive, actively solicited at any time during 12 months before termination of Executive's employment, and (iii) all successors, owners, directors, partners and management personnel of the customers described in (i) or (ii).

            5.3     Nonraiding of Employees. Executive recognizes that the Employer's workforce is a vital part of its business; therefore, Executive agrees that for 12 months following termination of Executive's employment, Executive will not directly or indirectly recruit or solicit any Employee (as defined below) to leave his or her employment with Employer or any of Employer's subsidiaries. Without limiting the foregoing, this includes that Executive will not (i) disclose to any third party the names, backgrounds, or qualifications of any of the Employees or otherwise identify them as potential candidates for employment, or (ii) personally or through any other person approach, recruit, interview or otherwise solicit Employees to work for any other employer. For purposes of this Section, "Employees" means all employees working for Employer or any of Employer's subsidiaries at the time of termination of Executive's employment.

          5.4     Injunctive Relief. Executive acknowledges that it is impossible to measure in money the damages that will accrue to Employer if Executive fails to observe the covenants in this Section 5 (the "Restrictive Covenants"); therefore, the Restrictive Covenants may be enforced by an action at law for damages and by an injunction or other equitable remedies to prohibit the restricted activity. Executive hereby waives the claim or defense that an adequate remedy at law is available to Employer. Nothing set forth herein shall prohibit Employer from pursuing all remedies available to it.

           5.5     Reasonableness. The parties agree that this Agreement in its entirety, and in particular the Restrictive Covenants, are reasonable both as to time and scope. The parties additionally agree (i) that the Restrictive Covenants are necessary for the protection of Employer's business and goodwill; (ii) that the Restrictive Covenants are not any greater than are reasonably necessary to secure Employer's business and goodwill; and (iii) that the degree of injury to the public due to the loss of the service and skill of Executive or the restrictions placed upon Executive's opportunity to make a living with Executive's skills upon enforcement of said restraints, does not and will not warrant non-enforcement of said restraints. The parties agree that if the scope of the Restrictive Covenants is adjudged too broad to be capable of enforcement, then the parties authorize said court or arbitrator to narrow the Restrictive Covenants so as to make them capable of enforcement, given all relevant circumstances, and to enforce the same.

           5.6    Survival. This Section 5 shall survive the termination of this Agreement.

    6.     Creative Work. Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by Executive during employment with Employer, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by Employer. Executive hereby assigns to Employer all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

    7.     Return of Bank Property. If and when Executive ceases for any reason to be employed by Employer, Executive must return to Employer all keys, pass cards, identification cards and any other property of Employer, and disclose all computer user identifications and passwords used by Executive in the course of employment or necessary for accessing information on Employer's computer system. At the same time, Executive also must return to Employer all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of Employer. The obligations in this

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paragraph include the return of documents and other materials that may be in Executive's desk at work, Executive's car or place of residence, or in any other location under Executive's control.

    8.     Dispute Resolution.

            8.1         Arbitration. The parties agree to submit any dispute arising under this Agreement to final, binding, private arbitration in Vancouver, Washington. The disputes subject to arbitration include not only disputes involving the meaning or performance of the Agreement, but disputes about its negotiation, drafting, or execution. The dispute will be determined by a single arbitrator and governed by then-existing rules of arbitration procedure in Clark County Superior Court except as set forth herein. Instead of filing a civil complaint in Clark County Superior Court, a party will commence the arbitration process by noticing the other party. The parties will choose an arbitrator who specializes in employment conflicts from the arbitration list for Clark County Superior Court. If the parties are unable to agree on an arbitrator within ten (10) days of receipt of the list of arbitrators, each party will select one attorney from the list, and those two attorneys shall select the arbitrator from the list (with each of the two selecting attorneys then concluding their services and each being compensated by the party selecting each attorney, subject to recovery of such fees under Section 8.2). The arbitrator may charge his or her standard arbitration fees rather than the fees prescribed in Clark County Superior Court arbitration procedures. The arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for attorneys' fees, costs and expenses in accordance with Section 8.2. There shall be no right of review in court. The arbitrator's award may be reduced to final judgment or decree in Clark County Superior Court.

            8.2       Expenses/Attorneys' Fees. The prevailing party shall be awarded all costs and expenses of the proceeding, including but not limited to, attorneys' fees, filing and service fees, witness fees and arbitrator's fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the "prevailing party" and the amount of costs and expenses to be awarded.

    9.     Miscellaneous.

            9.1     Notices. Any notice to be delivered under this Agreement shall be given in writing and shall be deemed delivered when received or three days after mailing, by certified mail, postage prepaid, addressed to the Company's principal executive office or to Executive at his last known address on the records of the Company, if mailed. Either party may designate an address for notices by written notice to the other.

            9.2     Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington.

           9.3     Waiver/Amendment. This Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         9.4     Severability. If any provision of this Agreement shall be held by a court or arbitrator to be invalid or unenforceable, the remaining provisions shall continue to be fully effective. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law. The unenforceability of any provision in this Agreement in any jurisdiction shall not affect the enforceability of any provision of this Agreement in any other jurisdiction.

         9.5     Entire Agreement. This Agreement supersedes any other prior oral or written agreement regarding severance benefits or benefits payable to Executive following a Change in Control.

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This Agreement does not supersede any incentive compensation agreement (including stock option agreements) entered into separately by the parties to this Agreement.

        9.6     IRC Section 409A. If Employer or Executive believe, at any time, that this Agreement does not comply with Section 409A, it will promptly advise the other party and will negotiate reasonably and in good faith to amend the terms of the Agreement, with the most limited possible economic effect on Employer and Executive, such that it complies.

        9.7     Assignment. Executive shall not assign or transfer any of Executive's rights pursuant to this Agreement, wholly or partially, to any other person or to delegate the performance of its duties under the terms of this Agreement. Upon Executive's death, Executive's rights under this agreement shall inure to Executive's heirs, executors, administrators or personal representatives. The rights and obligations of Employer under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of Employer, regardless of the manner in which the successors or assigns succeed to the interests or assets of Employer. This Agreement shall not be terminated by the voluntary or involuntary dissolution of Employer, by any merger, consolidation or acquisition where Employer is not the surviving corporation, by any transfer of all or substantially all of Employer's assets, or by any other change in Employer's structure or the manner in which Employer's business or assets are held. Executive's employment shall not be deemed terminated upon the occurrence of one of the foregoing events. In the event of any merger, consolidation or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation to which the assets are transferred.

        9.8     Survival. If any benefits provided to Executive under this Agreement are still owed or claims under the Agreement are still pending, at the time of termination of this Agreement, this Agreement shall continue in force with respect to those obligations or claims, until such benefits are paid in full or claims are resolved in full. The Restrictive Covenants and dispute resolution provisions of this Agreement shall survive the termination of this Agreement, and shall be enforceable regardless of any claim Executive may have against Employer.

        9.9     Additional Provisions.

                                (a)     If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(3) and (g)(1), the Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (i) pay the Executive all or part of the payments under this Agreement that were withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                                (b)     If the Executive is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                                (c)     If the Employer is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                                (d)     All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Employer: (1) by the Director of the OTS (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the

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Employer under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

                                (e)     Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

       10.    ADVICE OF COUNSEL.     Executive acknowledges that, in executing this Agreement, Executive has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party be reason of the drafting or preparation hereof.

[Signature Page to Follow]

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        IN WITNESS WHEREOF, the parties have signed this Agreement effective on the day and year first above written.

EXECUTIVE:

RIVERVIEW COMMUNITY BANK

By:

Name:

Its:

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Exhibit A

EMPLOYMENT SEPARATION AGREEMENT AND RELEASE OF CLAIMS

        This is a confidential agreement (this "Separation Agreement") between you, _________________, and us, Riverview Community Bank ("Riverview"). This Separation Agreement is dated for reference purposes _____________, 20___, which is the date we delivered this Separation Agreement to you for your consideration.

        1.  Termination of Employment. Your employment terminates [or was terminated] on _______________, 20___ (the "Separation Date").

        2.  Payments. In exchange for your agreeing to the release of claims and other terms in this Separation Agreement, we will pay you the Change in Control Benefit in Section 3 of the Change in Control Agreement between you and Employer dated __________________ (the "CIC Agreement"), which is incorporated herein by reference. You acknowledge that we are not obligated to make these payments to you unless you comply with the material terms of the CIC and of this Separation Agreement.

        3.  COBRA Continuation Coverage. Your normal employee participation in Riverview's group health coverage will terminate on the Separation Date. Continuation of group health coverage thereafter will be made available to you and your dependents pursuant to federal law ("COBRA"). Continuation of group health coverage after the Separation Date is entirely at your expense, as provided under COBRA.

        4.  Termination of Benefits. Except as provided in Section 3 above, your participation in all employee benefit plans and programs ended on the Separation Date. Your rights under any benefit or other plans in which you may have participated will be determined in accordance with the written plan documents governing those plans.

        5.  Full Payment. You acknowledge having received full payment of all compensation of any kind (including wages, salary, paid time off, sick leave, commissions, bonuses and incentive compensation) that you earned as a result of your employment by us.

        6.  No Further Compensation. Any and all agreements to pay you bonuses or other incentive compensation are terminated. You understand and agree that you have no right to receive any further payments for bonuses or other incentive compensation. We owe no further compensation or benefits of any kind, except as described in Section 2 above.

        7.  Release of Claims.

        (a)        You hereby release (i) Riverview and its parent, subsidiaries, affiliates, and benefit plans (each, including Riverview, an "Riverview Affiliate") (ii) each of the Riverview Affiliates' past and present shareholders, executives, directors, officers, agents, employees, representatives, administrators, fiduciaries and attorneys, and (iii) the predecessors, successors, transferees and assigns of each of such persons and entities, from any and all claims of any kind, known or unknown, that arose on or before the date you signed this Separation Agreement.

        (b)        The claims you are releasing include, without limitation, claims of wrongful termination, claims of constructive discharge, claims arising out of employment agreements, representations or policies related to your employment, claims arising under federal, state or local laws or ordinances prohibiting

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discrimination or harassment or requiring accommodation on the basis of age, race, color, national origin, religion, sex, disability, marital status, sexual orientation or any other status, claims of failure to accommodate a disability or religious practice, claims for violation of public policy, claims of retaliation, claims of failure to assist you in applying for future position openings, claims of failure to hire you for future position openings, claims for wages or compensation of any kind (including overtime claims), claims of tortious interference with contract or expectancy, claims of fraud or negligent misrepresentation, claims of breach of privacy, defamation claims, claims of intentional or negligent infliction of emotional distress, claims of unfair labor practices, claims arising out of any claimed right to stock or stock options or other equity interests, claims for attorneys' fees or costs, and any other claims that are based on any legal obligations that arise out of or are related to your employment relationship with us.

        (c)         You specifically waive any rights or claims that you may have under Title 49 of the Revised Code of Washington, the Civil Rights Act of 1964 (including Title VII of that Act), the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 (ADEA), the Americans with Disabilities Act of 1990 (ADA), the Fair Labor Standards Act of 1938 (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), and all similar federal, state and local laws.

        (d)        You agree not to seek any personal recovery (of money damages, injunctive relief or otherwise) for the claims you are releasing in this Separation Agreement, either through any complaint to any governmental agency or otherwise. You agree never to start any lawsuit or arbitration asserting any of the claims you are releasing in this Separation Agreement. You represent and warrant that you have not initiated any complaint, charge, lawsuit or arbitration involving any of the claims you are releasing in this Separation Agreement. Should you apply for future employment with a Riverview Affiliate, the Riverview Affiliate has no obligation to consider you for future employment.

        (e)        You represent and warrant that you have all necessary authority to enter into this Separation Agreement (including, if you are married, on behalf of your marital community) and that you have not transferred any interest in any claims to your spouse or to any third party.

        (f)        This Separation Agreement does not affect your rights arising under benefit plans through the date of separation or thereafter under the terms of those plans or bylaws, if any, to receive pension plan benefits, medical plan benefits, unemployment compensation benefits or workers' compensation benefits. This Separation Agreement also does not affect your rights, if any, under agreements, bylaw provisions, insurance or otherwise, to be indemnified, defended or held harmless in connection with claims that may be asserted against you by third parties.

        (g)        You understand that you are releasing potentially unknown claims, and that you have limited knowledge with respect to some of the claims being released. You acknowledge that there is a risk that, after signing this Separation Agreement, you may learn information that might have affected your decision to enter into this Separation Agreement. You assume this risk and all other risks of any mistake in entering into this Separation Agreement. You agree that this release is fairly and knowingly made.

        (h)        You are giving up all rights and claims of any kind, known or unknown, except for the rights specifically given to you in this Separation Agreement.

        8.  No Admission of Liability. Neither this Separation Agreement nor the payments made under this Separation Agreement are an admission of liability or wrongdoing by any Riverview Affiliate.

        9.  Riverview Materials. You represent and warrant that you have, or no later than the

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Separation Date will have, returned all keys, credit cards, documents and other materials that belong to us, and disclosed all computer user identifications and passwords used by you in the course of your employment or necessary for accessing information on our computer system, in accordance with Section 7 of the CIC Agreement, which is incorporated herein by reference.

        10.  Nondisclosure Agreement. You will comply with the covenant regarding confidential information in Section 5.1 of the CIC Agreement, which covenant is incorporated herein by reference.

        11.  No Disparagement. You may not disparage any Riverview Affiliate or its business or products, and may not encourage any third parties to sue a Riverview Affiliate.

        12.  Cooperation Regarding Other Claims. If any claim is asserted by or against an Riverview Affiliate as to which you have relevant knowledge, you will reasonably cooperate with us in the prosecution or defense of that claim, including by providing truthful information and testimony as reasonably requested by us.

        13.  Nonsolicitation; No Interference. You will comply with Sections 5.2 and 5.3 of the CIC Agreement, incorporated herein by reference, and Riverview will have the right to enforce those provisions under the terms of Section 5.4 of the CIC Agreement, incorporated herein by reference. Following the expiration of the respective covenants, you will not, apart from good faith competition, interfere with any Riverview Affiliate's relationships with customers, employees, vendors, or others.

        14.  Independent Legal Counsel. You are advised and encouraged to consult with an attorney before signing this Separation Agreement. You acknowledge that you have had an adequate opportunity to do so.

        15.  Consideration Period. You have 21 days from the date this Separation Agreement is given to you to consider this Separation Agreement before signing it. You may use as much or as little of this 21-day period as you wish before signing. If you do not sign and return this Separation Agreement within this 21-day period, you will not be eligible to receive the benefits described in this Separation Agreement.

        16.  Revocation Period and Effective Date. You have 7 calendar days after signing this Separation Agreement to revoke it. To revoke this Separation Agreement after signing it, you must deliver a written notice of revocation to Riverview's President before the 7-day period expires. This Separation Agreement shall not become effective until the 8th calendar day after you sign it. If you revoke this Separation Agreement it will not become effective or enforceable and you will not be entitled to the benefits described in this Separation Agreement.

        17.  Governing Law. This Separation Agreement is governed by the laws of the State of Washington that apply to contracts executed and to be performed entirely within the State of Washington.

        18.  Dispute Resolution.

        (a)  Arbitration.  The parties agree to submit any dispute arising under this Agreement to final, binding, private arbitration in Vancouver, Washington. The disputes subject to arbitration include not only disputes involving the meaning or performance of the Agreement, but disputes about its negotiation, drafting, or execution. The dispute will be determined by a single arbitrator and governed by then-existing rules of arbitration procedure in Clark County Superior Court except as set forth herein. Instead of filing a civil complaint in Clark County Superior Court, a party will commence the arbitration process by noticing the other party. The parties will choose an arbitrator who specializes in employment conflicts from the

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arbitration list for Clark County Superior Court. If the parties are unable to agree on an arbitrator within ten (10) days of receipt of the list of arbitrators, each party will select one attorney from the list, and those two attorneys shall select the arbitrator from the list (with each of the two selecting attorneys then concluding their services and each being compensated by the party selecting each attorney, subject to recovery of such fees under Section 18(b)). The arbitrator may charge his or her standard arbitration fees rather than the fees prescribed in Clark County Superior Court arbitration procedures. The arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for attorneys' fees, costs and expenses in accordance with Section 18(b). There shall be no right of review in court. The arbitrator's award may be reduced to final judgment or decree in Clark County Superior Court.

        (b)  Expenses/Attorneys' Fees.  The prevailing party shall be awarded all costs and expenses of the proceeding, including but not limited to, attorneys' fees, filing and service fees, witness fees and arbitrator's fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the "prevailing party" and the amount of costs and expenses to be awarded.

        19.  Saving Provision. If any part of this Separation Agreement is held to be unenforceable, it shall not affect any other part. If any part of this Separation Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.

        20.  Final and Complete Agreement. Except for the Employment Agreement to the extent it is expressly incorporated herein by reference, this Separation Agreement is the final and complete expression of all agreements between us on all subjects and supersedes and replaces all prior discussions, representations, agreements, policies and practices. You acknowledge you are not signing this Separation Agreement relying on anything not set out herein.

Riverview Community Bank

By: ____________________________________

Title:___________________________________

I, the undersigned, having been advised to consult with an attorney, hereby agree to be bound by this Separation Agreement and confirm that I have read and understood each part of it.

_________________________________________

_________________________________________
Printed Name

_________________________________________
Date

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